Exhibit 10.64

GUESS ?, INC.

1996 NON-EMPLOYEE DIRECTORS’
STOCK GRANT AND STOCK OPTION PLAN

(As Amended and Restated Effective June 20, 2005)

1.             Purpose of the Plan.

The purpose of this Plan is to enable the Company to attract and retain as non-employee directors individuals with superior training, experience and ability and to provide additional incentive to such Eligible Directors by giving them an opportunity to participate in the ownership of the Company.

2.             Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

“Award” means any award of an Option or Restricted Stock, or any combination thereof, authorized by and granted under this Plan.

“Award Agreement” means a written document issued by the Company to a Participant setting forth the terms and conditions of an Award that has been granted under the Plan.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Combined Voting Power” means the combined voting power of the Company’s then outstanding voting securities.

“Common Stock” means the Common Stock of the Company, par value $.01 per share.

“Company” means Guess ?, Inc., a Delaware corporation, including any wholly owned Subsidiary or affiliate, or any successor organization.

“Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

“Election Date” means January 15 of the relevant Election Period, provided, however, that the Election Date for an Eligible Director’s initial Election Period shall be the day of initial election or appointment to the Board.

“Election Period” means the calendar year, provided, however, that if an Eligible Director is initially elected or appointed to the Board as of a date other than January 1, the initial Election Period for such Eligible Director shall be the remainder of the year of initial election or appointment.

“Eligible Director” means a person who is a member of the Board and who is not an employee of the Company.

“Eligibility Date” means the first business day of each of the Company’s fiscal years, commencing January 1, 1997, while this Plan is in effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any given date, the closing price of the shares of Common Stock, as reported on the New York Stock Exchange for such date or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded; provided that if the Common Stock is not then traded on the New York Stock Exchange, Fair Market Value means the fair market value thereof as of the relevant date of determination as determined in accordance with a valuation methodology approved by the Board.

“Option” means any option to purchase shares of the Common Stock of the Company granted pursuant to this Plan.

“Parent” means any corporation which is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the Surviving Entity.

“Participant” means an Eligible Director who has been granted an Award under this Plan.

“Person” means any person or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Plan” means the Guess ?, Inc. 1996 Non-Employee Directors’ Stock Grant and Stock Option Plan, as hereinafter amended from time to time.

“Rules” means the regulations promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as amended from time to time.

“Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Board designates as a subsidiary for purposes of the Plan.

“Surviving Entity” has the meaning ascribed to it in Section 10(b) hereof.

Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

3.             Shares Subject to the Plan.

Except as provided in Section 9, the aggregate number of shares of Common Stock that may be issued under the Plan is 500,000.  Such shares may include authorized but unissued shares of Common Stock, treasury shares or a combination of both. In the event the number of shares of Common Stock issued under the Plan and the number of shares of Common Stock subject to outstanding Awards equals the maximum number of shares of Common Stock authorized under the Plan, no further awards shall be made unless the Plan is amended (in accordance with the Rules, if necessary) or additional shares of Common Stock become available for further awards under the Plan.  Shares of Common Stock that are subject to Options granted under the Plan that terminate, expire or are canceled without having been exercised, and any restricted shares of Common Stock subject to a Restricted Stock Award that are forfeited, cancelled, or for any other reason do not vest shall again be available for subsequent Awards under the Plan.

4.             Administration of the Plan.

(a)     Administration.  The Plan shall be administered by the Board. Subject to the provisions of the Plan, and notwithstanding the intent that the Award grants under the Plan be self-effectuating to the maximum extent possible, the Board shall be authorized to:

(i)            adopt, revise and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(ii)           interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto), and otherwise settle all claims and disputes arising under the Plan;

(iii)          delegate responsibility and authority for the operation and administration of the Plan, appoint employees and officers of the Company to act on its behalf, and employ persons to assist in the fulfilling of its responsibilities under the Plan; and

(iv)          otherwise supervise the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of Eligible Directors to receive Awards hereunder, the number of shares of Common Stock covered by such Award or the price or timing of any Awards granted hereunder; provided further that any action by the Board relating to the Plan will be taken only if approved by the affirmative vote of a majority of the directors who are not then eligible to participate under the Plan.

(b)     Delegation to a Committee.  The Board may delegate to a committee of the Board any or all of its authority for administration of the Plan and, if such delegation occurs, all references to the Board in this Plan shall be deemed references to the committee to the extent provided in the resolution establishing the committee.

(c)     Loans to Participants.  The Board, in its absolute discretion, may provide that the Company loan to Participants sufficient funds to exercise any Option.  The Board shall have the authority to make such determinations at any time and shall establish repayment terms, including installments, maturity and interest rates.

5.             Option Grants.

(a)     Number of Options Granted.  The following Options shall be automatically granted to each Eligible Director under the Plan, without further approval or authorization of the Board or any other person:

(i)            One-Time Grant.  Each Eligible Director remaining in office on May 13, 2002 shall be awarded an Option to purchase 4,500 shares of Common Stock as of May 13, 2002.

(ii)           New Director Grants.  Each person who first becomes an Eligible Director on or after May 13, 2002 shall be awarded an Option to purchase 12,000 shares of Common Stock as of the date such person first becomes an Eligible Director.

(iii)          Annual Grants.  On each Eligibility Date, each Eligible Director who has not been an employee of the Company at any time during the immediately preceding 12 months shall be awarded an Option to purchase 7,500 shares of Common Stock, provided, however, that an Eligible Director whose initial election or appointment to the Board occurs after September 30 of a given year (or, if the fiscal year of the Company shall be other than the calendar year, whose initial election or appointment to the Board occurs more than nine months after the start of the Company’s fiscal year) shall not receive an award pursuant to this clause (iii) on the first Eligibility Date to occur after such initial election or appointment.

In addition to the Options granted under this Section 5, Eligible Directors may also be awarded Options pursuant to the election provided for in Section 6 below.

(b)     Option Price.  The Option price per share of Common Stock covered by an Option granted under this Section 5 shall be equal to the Fair Market Value of one share of Common Stock on the date of grant.

(c)     Exercisability.  Subject to the other terms and conditions of the Plan, Options granted under this Section 5 shall vest and become exercisable with respect to one-fourth of the shares of Common Stock covered thereby on each anniversary of the date of grant, provided that the Eligible Director shall have continued in service on the Board until such date.  In no case may an Option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the Option if less than 100) during the term of the Option.  Only whole shares shall be issued pursuant to the exercise of any Option.

6.             Elections to Receive Options in Lieu of Annual Retainer Fees.

(a)     General; Time and Manner of Making Election.  An Eligible Director may elect to receive, in lieu of his or her annual cash retainer fees for service on the Board, Options having the terms and conditions set forth in this Section 6 and in Section 7 below.  Such an election shall be made with respect to any Election Period by completing, signing and returning to the Company, on or prior to the Election Date, a election form provided for such purpose or other documentation reasonably acceptable to the general counsel of the Company.  Elections pursuant to this Section 6(a) may be made only with respect to the entire amount of an Eligible Director’s annual cash retainer fees for service on the Board during an Election Period.  Elections shall not be available either with respect to any portion of such annual retainer fee or with respect to any attendance fees or fees for service on, or as chairman of, a committee.  An election, once made, shall be irrevocable.

(b)     Number of Shares Subject to Option.  The number of shares of Common Stock subject to an Option awarded pursuant to an election made as provided in Section 6(a) above shall be calculated using the formula (A x B)/C, where “A” equals the dollar amount of annual retainer fee deferred, “B” equals 2.50 and “C” equals the Fair Market Value of one share of Common Stock on the applicable Election Date.  If the foregoing yields a fractional share, the number of shares subject to the Option shall be rounded up to the nearest whole share.

(c)     Date of Grant; Option Price.  Options awarded pursuant to this Section 6 will be granted as of the relevant Election Date.  The Option price per share of Common Stock covered by an Option granted under this Section 6 shall be equal to the Fair Market Value of one share of Common Stock on the date of grant.

(d)     Exercisability.  Subject to the other terms and conditions of the Plan, Options granted under this Section 6 shall vest and become exercisable with respect to one-fourth of the shares of Common Stock covered thereby on the first day of each of the four fiscal quarters following the date of grant, provided that the Eligible Director shall have continued in service on the Board until such date.  In no case may an Option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the Option if less than 100) during the term of the Option.  Only whole shares shall be issued pursuant to the exercise of any Option.

7.             General Terms and Conditions of Options.

All Options granted under the Plan shall have the following terms and conditions:

(a)     Award Agreement.  Each Option shall be evidenced by an Award Agreement containing such terms and conditions which are not inconsistent with the terms of the Plan.  Award Agreements relating to Options may, in the discretion of the Board, provide restrictions on transfer of shares of Common Stock acquired upon exercise of any Option during a specified period.

(b)     Non-qualified Stock Options.  All Options granted hereunder shall be non-qualified stock options and shall not be “incentive stock options” within the meaning of Section 422 of the Code.

(c)     Option Term. The term of each Option shall be ten years.  No Option shall be exercised by any person after expiration of the term of the Option.

(d)     Method of Exercise.

(i)            Exercise of Options shall be subject to any trading policy of the Company applicable to members of the Board, including without limitation any “blackout” period requirements or other restrictions on the time during which Options may be exercised.

(ii)           Shares may be purchased or acquired pursuant to an Option granted hereunder by giving written notice of exercise to the Company, specifying the number of shares as to which the Participant desires to exercise the Option, and containing any representations required by the Board.  On or before the date specified for completion of the purchase of shares pursuant to an Option, the Participant must have paid the Company the full purchase price of such shares in cash, certified or bank check, or other instrument acceptable to the Board.  As determined by the Board in its sole discretion, payment in full or in part may also be made by tendering to the Company shares of previously acquired unrestricted Common Stock of the Company (having a Fair Market Value as of the date the Option is exercised equal to the exercise price (or such portion thereof)), provided that any shares that were acquired from the Company upon exercise of a stock option or otherwise must have been owned by the Participant for at least six months as of the date of delivery.  In its discretion, in accordance with rules and procedures established by the Board for this purpose, the Board may also permit an Participant to exercise an Option through a “cashless exercise” procedure approved by the Board involving a broker or dealer approved by the Board, provided that the Participant has delivered an irrevocable notice of exercise (the “Notice”) to the broker or dealer and such broker or dealer agrees:  (A) to sell immediately the number of shares of Common Stock specified in the Notice to be acquired upon exercise of the Option in the ordinary course of its business, (B) to pay promptly to the Company the aggregate exercise price (plus the amount necessary to satisfy any applicable tax liability) and (C) to pay to the Participant the balance of the proceeds of the sale of such shares over the amount determined under clause (B) of this sentence, less applicable commissions and fees; provided, however, that the Board may modify the provisions of this sentence to the extent necessary to conform the exercise of the Option to Regulation T under the Exchange Act or any other applicable rules.  The manner in which the exercise price may be paid may be subject to certain conditions specified by the Board, including, without limitation, conditions intended to avoid the imposition of liability against the individual under Section 16 of the Exchange Act.

(iii)          If requested by the Board, the Participant shall deliver the Award Agreement evidencing an exercised Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant exercising the Option.  No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

(e)     Non-transferability.  No Option granted under the Plan or any rights or interests therein may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, except by will, or the laws of descent and distribution or pursuant to a “qualified domestic relations order” (“QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; provided, however, that the Board may, subject to such terms and conditions as the Board shall specify, permit the transfer of an Option granted after August 15, 1996 to an Participant’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members.  During the Participant’s lifetime, all Options shall be exercisable only by the Participant or, if applicable, the “alternate payee” under a QDRO, or the family member or trust to whom such Option has been transferred in accordance with the previous sentence.

(f)      Termination by Reason of Death.  In the event of the death of an Participant, any Option held by such Participant may thereafter be exercised, to the extent exercisable on the date of death, by the legal representative of the estate or legatee of the Participant under the will of the Participant for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter, and to the extent not exercisable on the date of death, such Option shall be forfeited.

(g)     Termination by Reason of Disability.  In the event of the Disability of an Participant, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Disability, for a period of one year from the date of such Disability or until the expiration of the stated term of such Option, whichever period is shorter, and to the extent not exercisable on the date of Disability, such Option shall be forfeited; provided, however, that if the Participant dies within such one-year period, any unexercised Option held by such Participant shall thereafter be exercisable to the extent it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

(h)     Other Terminations.  If an Participant ceases to be an Eligible Director for any reason other than death or Disability, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, for a period of six months from the date of such termination or the expiration of the stated term of such Option, whichever period is shorter, and to the extent not exercisable on the date of termination, such Option shall be forfeited; provided, however, that if the Participant dies within such six-month period, any unexercised Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter.

8.             Restricted Stock Grants

(a)     Grants

(i)            One-Time Grants.  Each Eligible Director remaining in office on May 13, 2002 shall be granted a Restricted Stock Award for 500 restricted shares of Common Stock as of May 13, 2002.  Each Eligible Director remaining in office on July 1, 2005 shall be granted a Restricted Stock Award for 1,000 restricted shares of Common Stock as of July 1, 2005.

(ii)           Initial Grant.  Each person who first becomes an Eligible Director on or after May 13, 2002 shall be granted a Restricted Stock Award for 2,000 restricted shares of Common Stock on the date such person first becomes an Eligible Director.

(iii)          Annual Awards.  On each Eligibility Date occurring on or after July 1, 2005, each Eligible Director who has not been an employee of the Company at any time during the immediately preceding 12 months shall be granted a Restricted Stock Award for 4,000 restricted shares of Common Stock; provided, however, that an Eligible Director whose initial election or appointment to the Board occurs after September 30 of a given year (or, if the fiscal year of the Company shall be other than the calendar year, whose initial election or appointment to the Board occurs more than nine months after the start of the Company’s fiscal year) shall not receive an award pursuant to this clause (iii) on the first Eligibility Date to occur after such initial election or appointment.

(b)     Restricted Stock Awards.  Stock certificates or book entries evidencing shares of restricted stock subject to a Restricted Stock Award pending the lapse of the restrictions shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and, if so provided by the Board, (if in certificate form) shall be held by the Corporation or by a third party designated by the Board until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and the provisions hereof.  Restricted Stock Awards will be evidenced by an Award Agreement containing such terms and conditions which are not inconsistent with the terms of the Plan.

(c)     Vesting.  Each Restricted Stock Award granted under this Section 8 shall become vested as to 100% of the total number of shares of Common Stock subject thereto upon the earlier of (i) the second anniversary of the date of grant or (ii) the completion of the Eligible Director’s full term.  Promptly after the vesting date and satisfaction of all applicable restrictions, a certificate or certificates evidencing the number of the shares of Common Stock as to which the restrictions have lapsed shall be delivered to the Participant holding the Award (to the extent that the certificate(s) had not previously been delivered).  Certificates evidencing vested shares and any other amounts deliverable in respect thereof shall be delivered and paid only to the Participant or his or her personal representative, as the case may be.

(d)     Transfer Restrictions.  Prior to the time that they have become vested, neither the restricted shares comprising any Restricted Stock Award, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in 8(e)), may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (i) transfers to the Company, (ii) the designation of a beneficiary to receive benefits in the event of the Eligible Director’s death, or of the Eligible Director has died, transfers to the Eligible Director’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution.

(e)     Voting; Dividends.  After the applicable date of grant of a Restricted Stock Award, the Participant holding the Restricted Stock Award shall have voting rights and dividend rights with respect to the shares of Common Stock subject to the award.  Any securities or other property receivable in respect of the shares subject to the award as a result of any dividend or other distribution (other than cash dividends), conversion or exchange of or with respect to the shares (“Restricted Property”) will be subject to the restrictions set forth in this Plan to the same extent as the shares to which such securities or other property relate and shall be held and accumulated for the benefit of the Participant, but subject to such risks.  The Participant’s voting and dividend rights shall terminate immediately as to any shares that are forfeited back to the Company in accordance with Section 8(f).

(f)      Effect of a Termination of Service.  If a Participant ceases to be a member of the Board for any reason any shares subject to the Participant’s Restricted Stock Award that are not fully vested and free from restriction as of the Participant’s termination of service shall thereupon be forfeited and returned to the Company.

9.             Amendment and Termination.

The Board may amend, alter, suspend or terminate the Plan in whole or in part at any time and from time to time; provided, however, that any amendment, alteration, suspension or termination which, under the requirements of applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted must be approved by the stockholders of the Company, shall not be effective unless and until such stockholder approval has been obtained in compliance with such law.  The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent. Notwithstanding any provision herein to the contrary, the Board shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

10.          Changes in Capital Structure.

(a)     In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares, (i) such proportionate adjustments as may be necessary (in the form determined by the Board in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Option, and the exercise price in respect thereof and (ii) the Board may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

(b)     In the event of a change in control of the Company, (i) all outstanding Options granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable and shares subject to Restricted Stock Awards then outstanding under the Plan shall vest 100% free of restrictions as of the date of the Change in Control, and  (ii) in the case of a change in control involving a merger of, and consolidation involving, the

Company in which the Company is (A) not the surviving corporation (the “Surviving Entity”) or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Option granted hereunder and not exercised (a “Predecessor Option”) shall be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent, which Substitute Option shall have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.  A “change in control” shall be deemed to have occurred when (A) any Person (other than (x) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or (y) Maurice Marciano, Paul Marciano or Armand Marciano, or any trust established in whole or in part for the benefit of one or more of them or their family members, or any other entity controlled by one or more of them), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), shall become the Beneficial Owner of twenty percent (20%) or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)), (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute a majority of the Board, (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity or any Parent of such Surviving Entity) at least 80% of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or (D) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; provided, however, that a change in control shall not be deemed to have occurred in the event of (x) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company or (y) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

11.          Unfunded Status of the Plan.

The Plan is unfunded.  Nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

12.          Effective Date and Term of the Plan.

The Plan became effective on July 30, 1996 and was last amended and restated as set forth herein as of June 20, 2005.  The Plan shall continue in effect until the earlier of (a) ten years from the date of the first grant of Awards or (b) the termination of the Plan by action of the Board.  No Awards shall be granted pursuant to the Plan on or after such termination date, but Awards granted prior to such date may extend beyond that date.  The Board shall have the right to suspend or terminate the Plan at any time except with respect to any Awards then outstanding.

13.          General Provisions.

(a)     Representations by Participants.  The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring the shares of Common Stock without a view to distribution or other disposition thereof.  The certificates for such shares may include any legend that the Company deems appropriate to reflect any restrictions on transfer.

(b)     Continuance of Service Required.  The vesting schedule applicable to an Award requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Plan.  Service for only a portion of a vesting period, even if substantial, will not entitle the award recipient to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Sections 7(f), 7(g), 7(h) or 8(f), as applicable.  Nothing contained in this Plan constitutes a service commitment by the Company, confers upon any Award recipient any right to remain in service to the Company, interferes in any way with the right of the Company at any time to terminate such service, or affects the right of the Company or any affiliate to increase or decrease the recipient’s other compensation.

(c)     No Restrictions on Adoption of Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements (subject to stockholder approval, if such approval is required) and such arrangements may be either generally applicable or applicable only in specific cases.

(d)     No Right to Re-Election.  The adoption of the Plan shall not interfere in any way with the right of the Company to terminate its relationship with any of its directors at any time.

(e)     No Stockholder Rights.  Except as otherwise expressly authorized by the Board or this Plan: (a) a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant, and (b) no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

(f)      Tax Withholding.  No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Board, in accordance with rules and procedures established by the Board, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement.  The obligation of the Company under the Plan shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(g)     Issue and Transfer Taxes.  The Board may agree to require the Company to pay issuance or transfer taxes on shares issued pursuant to the exercise of an Option under the Plan.

(h)     Applicable Law.  The Plan shall be governed by and subject to the laws of the State of Delaware and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

(i)      Severability.  If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

(j)      Compliance with Rule 16b-3.  The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Board shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith.  To the extent any provision of the Plan or Award Agreement or any action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.  Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16(b)(3) to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement.

(k)     Expenses.  All expenses and costs in connection with the administration of the Plan or the issuance of Options hereunder shall be borne by the Company.

(l)            Headings.  The headings of sections herein are included for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.